Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF RHINO GP LLC

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this quarterly report on Form 10-Q of Rhino Resource Partners LP (the “Partnership”) for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), W. Scott Morris, as Chief Financial Officer of the Partnership, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 8, 2019

/s/ W. Scott Morris
W. Scott Morris
Senior Vice President and Chief Financial Officer